Exhibit 3.1

[SEAL]	ROSS MILLER
Secretary of State
206 North Carson Street, Suite 4	In the office of	Document Number
Carson City, Nevada 89701-4299		20140651541-49
(776) 684 5708	ROSS MILLER	Filing Date and Time
Website: www.nvsos.gov	Ross Miller	09/08/2014 6:05 AM
	Secretary of State	Entity Number
	State of Nevada	E0465932014-2
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT				ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	DEVAGO INC.

2.	Resident Agent Name	X	Commercial Registered Agent:	National Registered Agents, Inc. of NV
for Service of Process:
	(check only one box)		Noncommercial Registered Agent	OR	Office or Position with Entity
		(name and address below)			(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity.
		1000 East William Street, Suite 204		Carson City		Nevada	89701
		Street Address		City			Zip Code
		Same				Nevada
		Mailing Address (if different from street address)		City			Zip Code

3.	Authorized Stock:
	(number of shares corporation	Number of shares		Par value		Number of shares
	is authorized to issue)	with par value:	200,000,000	per share: $	0.00001	without par value:	None

4.	Names and Addresses	1)		Jose Armando Acosta Crespo
	of the Board of	Name
	Directors/Trustees:	CalleDr. Heriberto Nunez #11A, Edificio Apt. 104		Dominican Republic			00000
	(each Director/Trustee	Street Address		City		State	Zip Code
	must be a natural person	2)		Barry Underhill
	at least 18 years of age;	Name
	attached additional page if	#34 – 1390 Vegas Valley		Las Vegas		NV	89109
	more than two directors/trustees)	Street Address		City		State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional: see instructions)	ANY LEGAL PURPOSE

6.	Name, Address	Jose Armando Acosta Crespo		JOSE ARMANDO ACOSTA CRESPO
	and Signature of	Name		Signature
	Incorporator:	CalleDr. Heriberto Nunez #11A, Edificio Apt. 104		Dominican Republic			00000
	(attach additional page if there	Address		City		State	Zip Code
is more than one incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Registered Agent for the above named Entity.
	of Appointment of	X KIMBERLY STINNILY				09/02/2014
	Registered Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company				Date

This form must be accompanied by appropriate fees.

Schedule “A”

to the Articles of Incorporation

Devago Corp.

Item 3. – Authorized Stock: (number of shares corporation is authorized to issue)

200,000,000 shares are broken down as follows:

            100,000,000 common shares with the par value of $0.00001, all of which stock shall be entitled to voting power; and

            100,000,000 preferred shares with par value of $0.00001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of
            Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The
            Corporation may issue the shares of stock for such consideration as may be fixed by the
            Board of Directors.